Exhibit 10.1

AMENDMENT TO SEVERANCE AGREEMENT AND RELEASE

     THIS AMENDMENT TO SEVERANCE AGREEMENT AND RELEASE (the “Amendment”) effective as of July 7, 2003, made and entered into by and between BARRY R. RUBENS (the “Executive”) and CT COMMUNICATIONS, INC. (the “Company”), a corporation organized under the laws of the State of North Carolina (collectively defined and referred to as the “Parties”);

WITNESSETH:

     WHEREAS, Executive was formerly employed by the Company at the Company’s Concord, North Carolina offices;

     WHEREAS, the Parties previously executed a Severance Agreement and Release (the “Severance Agreement”) in connection with the Executive’s separation from the Company; and

     WHEREAS, the Parties desire to enter into this Amendment to resolve certain matters by and between them.

     NOW, THEREFORE, in exchange for the premises and mutual covenants contained in this Amendment, the Parties, intending legally to be bound, agree as follows:

     1.     Amendment Concerning Severance Pay. In paragraph 6(b) of the Severance Agreement and Release, the Company agreed to make certain severance payments to Executive, some of which may be offset by future earnings. For and in consideration of the terms of this Amendment, Executive agrees to waive Executive’s right to any future severance pay from the Company under paragraph 6(b) of the Severance Agreement, and the Parties agree that effective immediately, the Company has no obligation to make any severance payments to Executive.

     2.     Release. In exchange for the terms of this Amendment, the Company hereby releases Executive, his heirs, executors, legal representatives, administrators, successors and assigns, of and from any and all claims, actions, lawsuits, damages, costs, expenses, and attorney’s fees, concerning and relating to: (a) the work time lost while working for the Company, if any, and business expenses paid by the Company, if any, regarding Executive’s formation and operation of Davidson Telecom Holdings, LLC or any of its affiliates (“Davidson”), and (b) the establishment of business relationships between Davidson and the Mills Corporation (“Mills”) concerning Mills’ St. Louis Mills and Cincinnati Mills projects.

     In exchange for the terms of this Amendment, Executive hereby releases the Company, its affiliate, subsidiary and parent companies and divisions, as well as such entities’ respective officers, directors, trustees, employees, agents, predecessors, successors and assigns (collectively, the “Company Releasees”), of and from any and all claims relating to severance or any other pay due or claimed to be due to Executive by the Company Releasees now or in the future, including claims for wages, severance, costs, expenses, attorney fees, damages, losses or otherwise.

     The Parties agree that this release shall not: (i) release any claims available to the Parties under the Severance Agreement with the exception of the claim for severance payments which is released by this Amendment; (ii) affect Executive’s vested and accrued stock options or restricted shares, or vested rights as a participant in the Company sponsored 401(k), pension or SERP plan; (iii) affect Executive’s right to exercise any conversion rights provided to Executive in the Company’s insurance and benefits plans, if any; (iv) affect any rights or claims that may arise out of events occurring after the date this Amendment is signed, including for claims for breach of any provision of this Amendment, except that it is understood that Executive shall not have the right to any further severance payments of any kind from the Company; (v) affect the additional on-going obligations described in the Severance Agreement, which includes all non-compete and confidentiality obligations in favor of the Company.

     3.     Executive’s Representation. Executive hereby represents and warrants that he is in compliance with and has not violated his non-compete obligations to the Company, either before or since his separation from employment with the Company, that he has not violated any of his obligations under the Severance Agreement, and that he will continue to comply with all such obligations in the future.

     4.     Agreement Confidentiality. The Parties agree that the terms of the Severance Agreement shall continue to be confidential as set forth in that agreement, except that it is not necessary for the parties to keep confidential the terms of this Amendment, which in principal part requires no further severance payments to be made by the Company to Executive.

     5.     No Admissions. This Amendment does not constitute any admission by the Company or Executive of any misconduct or liability and the Parties enter into this Amendment solely to resolve matters between the Parties in an amicable fashion.

     6.     Governing Law. The Parties agree that this Amendment shall be deemed to be a contract made under, and for all purposes shall be governed by and construed in accordance with, the internal laws and judicial decisions of the State of North Carolina.

     7.     Entire Agreement. This Amendment constitutes the entire agreement among the Parties pertaining to the subject matter contained in it, supersedes any and all prior drafts of the Parties regarding this Amendment, and shall not be modified or amended unless executed in writing by each of the Parties to this Amendment; provided further, nothing contained in this Amendment shall be construed to prevent the Company from instituting an action or claim in court, or such other forum as may be appropriate, to enforce the terms of the confidentiality, non-compete and other obligations of Executive set forth in the Change In Control Agreement or any similar agreement or policy relating to the Company’s confidential or proprietary business information or trade secrets, to protect the Company’s proprietary or confidential business information or trade secrets, to enforce or protect the Company’s patent, copyright, trademark or trade name rights, to redress claims of product disparagement or trade libel, or to protect the Company’s reasonable business relations.

     IN WITNESS WHEREOF, this Amendment, as negotiated between counsel for the parties, is presented by the Company, to remain open as an offer until July 7, 2003, and, if accepted, this Amendment is signed voluntarily by Executive.

EXECUTIVE		CT COMMUNICATIONS, INC

/s/ Barry R. Rubens		By:	/s/ Richard L. Garner, Jr.	(SEAL)

Barry R. Rubens

Date:	7/7/03	Title:	Vice President